UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2013

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 Discovery, Suite 150

Irvine, California 92618
(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2013, Netlist, Inc. (the “Company”) received a notice from the Nasdaq Stock Market (“Nasdaq”) indicating that it no longer complies with the requirements of Nasdaq Marketplace Rule 5450(b)(1)(A)  for continued listing on the Nasdaq Global Market.  The rule requires that the Company maintain minimum stockholders’ equity of $10,000,000.  As reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 29, 2013, the Company’s stockholders’ equity was  $8,539,000.

The Company has until September 30, 2013 to provide a plan to regain compliance with Nasdaq Global Market listing requirements.  If Nasdaq accepts the Company’s plan, Nasdaq can grant an extension of up to 180 calendar days from the date of the letter to evidence compliance.  If Nasdaq determines that the Company’s plan is not sufficient to achieve and sustain compliance, it will provide written notice that the Company’s securities will be delisted.  At such time, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel.  The Company is currently preparing its plan for compliance with Nasdaq Global Market listing requirements and expects to submit the plan to Nasdaq by the September 30, 2013 deadline.  The Company may also consider applying to list its securities on the Nasdaq Capital Market if it satisfies the requirements for continued listing on that market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: August 21, 2013	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary